EXHIBIT 21.1

WENDY’S/ARBY’S GROUP, INC.
LIST OF SUBSIDIARIES AS OF
January 2, 2011

Subsidiary	State or Jurisdiction Under Which Organized
Wendy’s/Arby’s Restaurants, LLC (formerly Wendy’s International Holdings, LLC)	Delaware
Arby's Restaurant Group, Inc.	Delaware
RTM Acquisition Company, LLC	Georgia
Wendy’s/Arby’s Support Center, LLC	Delaware
Sybra, LLC	Michigan
RTM Partners, LLC	Georgia
RTM Development Company, LLC	Delaware
RTM Operating Company, LLC	Delaware
RTM Operating Company of Canada, Inc.	Ontario
Arby’s Restaurant, LLC	Delaware
RTM, LLC	Georgia
RTMSC, LLC	South Carolina
RTM Savannah, LLC	Georgia
RTM Georgia, LLC	Georgia
Franchise Associates, LLC	Minnesota
RTM Alabama, LLC	Alabama
RTM West, LLC	California
RTM Sea-Tac, LLC	Washington
RTM Mid-America, LLC	Indiana
RTM Indianapolis, LLC	Ohio
RTM Gulf Coast, LLC	Alabama
RTM Portland, LLC	Oregon
ARG Resources, LLC	Georgia
ARG Services, Inc.	Colorado
Arby’s, LLC	Delaware
Arby’s of Canada, Inc.	Ontario
Arby’s IP Holder Trust	Delaware
Wendy’s International, Inc.	Ohio
Wendy’s/Arby’s International, Inc.	Delaware
Wendy’s/Arby’s International Services, Inc.	Delaware
Wendy’s Restaurants (Asia) Limited	Hong Kong
Wendy’s Old Fashioned Hamburger Restaurants Pty. Ltd.	Australia
Restaurant Finance Corporation	Ohio
Café Express, LLC	Delaware
BDJ 71112, LLC	Ohio
Wendy Restaurant, Inc.	Delaware
Wendy’s Old Fashioned Hamburgers of New York, Inc.	Ohio
Wendy’s Restaurants of New York, LLC	Delaware
Oldemark LLC	Vermont
Wendy’s of Denver, Inc.	Colorado
The New Bakery Co. of Ohio, Inc.	Ohio
Wendy’s of N.E. Florida, Inc.	Florida
Wendy’s Restaurants of Canada Inc.	Ontario
Wendy’s Canadian Advertising Program, Inc.	Ontario
TIMWEN Partnership (1)	Ontario
The Wendy’s National Advertising Program, Inc.	Ohio
256 Gift Card Inc.	Colorado
SEPSCO, LLC	Delaware
Home Furnishing Acquisition Corporation	Delaware
Triarc Acquisition, LLC	Delaware
Jurl Holdings, LLC (2)	Delaware
RCAC, LLC	Delaware
Madison West Associates Corp.	Delaware
280 BT Holdings LLC (3)	New York
Citrus Acquisition Corporation	Florida
Adams Packing Association, Inc.	Delaware
TXL Corp.	South Carolina
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(1) 50% owned by Wendy’s Restaurants of Canada Inc.

(2) 99.7% capital interest owned by Wendy’s/Arby’s Group, Inc. (the “Company”).  Certain members of management of the Company have been granted an equity interest in Jurl
      Holdings, LLC (“Jurl”) representing in the aggregate a 0.30% capital interest in Jurl and up to a 15% profits interest in Jurl’s interest in Jurlique.

(3) 80.1% owned by Madison West Associates Corp. (“Madison West”), 11.3% owned by affiliates of the Company and 8.6% owned by unaffiliated third parties.